Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2020

BOSTON, MA (April 29, 2020) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the first quarter ended March 31, 2020.

“Brightcove is focused on supporting our customers as they adjust their businesses for the impact of the COVID-19 pandemic. The recent release of Brightcove Engage and Brightcove Continuum are the latest examples of how we empower organizations to increase engagement and connectivity with their employees and customers,” said Jeff Ray, Brightcove’s Chief Executive Officer.

Ray added, “We are pleased with the progress we are making on our strategic initiatives and customer response to our new products, particularly Brightcove Beacon™. While the near-term outlook is uncertain due to COVID-19, we remain confident the investments we have made in our products and our go-to-market team will deliver strong returns over time.”

First Quarter 2020 Financial Highlights:

•

Revenue for the first quarter of 2020 was $46.7 million, an increase of 12% compared to $41.8 million for the first quarter of 2019. Subscription and support revenue was $44.7 million, an increase of 15% compared to $38.9 million for the first quarter of 2019.

•

Gross profit for the first quarter of 2020 was $28.0 million, representing a gross margin of 60% compared to a gross profit of $25.1 million for the first quarter of 2019. Non-GAAP gross profit for the first quarter of 2020 was $28.8 million, representing a non-GAAP gross margin of 62%, compared to a non-GAAP gross profit of $25.5 million for the first quarter of 2019. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $7.1 million for the first quarter of 2020, compared to a loss of $4.8 million for the first quarter of 2019. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expense, was $2.3 million for the first quarter of 2020, compared to non-GAAP operating income of $19,000 during the first quarter of 2019.

•

Net loss was $7.9 million, or $0.20 per diluted share, for the first quarter of 2020. This compares to a net loss of $5.0 million, or $0.14 per diluted share, for the first quarter of 2019. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and restructuring was $1.5 million for the first quarter of 2020, or $0.04 per diluted share, compared to non-GAAP net loss of $211,000 for the first quarter of 2019, or $0.01 per diluted share.

•

Adjusted EBITDA was $3.7 million for the first quarter of 2020, compared to adjusted EBITDA of $1.3 million for the first quarter of 2019. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, restructuring, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $2.4 million for the first quarter for 2020, compared to $263,000 for the first quarter of 2019.
•

Free cash flow was negative $252,000 after the company invested $2.7 million in capital expenditures and capitalization of internal-use software during the first quarter of 2020. Free cash flow was negative $927,000 for the first quarter of 2019.

•	Cash and cash equivalents were $32.1 million as of March 31, 2020 compared to $22.8 million on December 31, 2019.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $84,600 in the first quarter of 2020, excluding starter customers who had average annualized revenue of $4,500 per customer. This compares to $77,800 in the comparable period in 2019.

•	Recurring dollar retention rate was 88% in the first quarter of 2020, versus our historical target of the low to mid-90 percent range.
•	Ended the quarter with 3,498 customers, of which 2,293 were premium.
•	New customers and customers who expanded their relationship during the first quarter include: Dell, Wendy’s Merck, Feel Communications, New England Sports Network and Barbri.
•

Announced Brightcove Engage, a purpose-built application developed for internal communications professionals to inform employees using the most powerful and effective means of communications ever created: mobile video. With templates for quickly organizing content, analytics for monitoring engagement, and enterprise-grade security and stability, Brightcove Engage streamlines internal communications using the power of video.

•

Announced Brightcove Continuum, a new business continuity suite to support business communication functions across the enterprise. By leveraging live and on-demand streaming services, organizations can employ the use of video to stay connected to employees and customers. Launching through direct and channel sales, Brightcove Continuum is available to all organizations looking to strategically manage video communications.

•

Announced the launch of PLAY TV, an innovative over-the-top streaming experience with the most must-watch content focused on video, coming in May. Utilizing Brightcove Beacon, PLAY TV will become a trusted source for viewers on the changing world of video and will include inspiring live keynotes, along with channels offering thought leadership, customer stories, video best practices and more.

Business Outlook

Based on information as of today, April 29, 2020, the Company is issuing the following financial guidance. In light of the current COVID-19 crisis, Brightcove is withdrawing its full-year 2020 guidance provided on February 19, 2020. The company will reassess this position based on its review of the macroeconomic recovery at the end of the second quarter.

Second Quarter 2020:

•	Revenue is expected to be in the range of $44.5 million to $46.0 million, including approximately $2.2 million of professional services revenue.
•

Non-GAAP loss from operations is expected to be in the range of $1.7 million to $0.2 million, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.8 million, restructuring of approximately $0.9 million and merger-related expenses of $0.1 million.

•

Adjusted EBITDA is expected to be in the range of a loss of $0.5 million to an adjusted EBITDA gain of $1.0 million, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.8 million, restructuring of approximately $0.9 million, merger-related expenses of $0.1 million, depreciation expense of approximately $1.2 million and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net loss per diluted share is expected to be $0.05 to $0.01, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.8 million, restructuring of approximately $0.9 million, merger-related expenses of $0.1 million, and assumes approximately 39.3 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, April 29, 2020, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 855-327-6837 (domestic) or 631-891-4304 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 10009285. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

We are the people behind the world’s leading video technology platform. With our award-winning technology and services, we help organizations in more than 70 countries meet business challenges and create strategic opportunities by inspiring, entertaining, and engaging their audiences through video.

Since Brightcove was established in 2004, we have consistently pushed boundaries to create a platform for people who are serious about video: one that is robust, scalable, and intuitive. Benefiting from a global infrastructure, unrivalled customer support, an extensive partner ecosystem, and relentless investment in R&D, Brightcove video sets the standard for professional grade video management, distribution, and monetization. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2020, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-

GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, restructuring, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$32,089	$22,759
Accounts receivable, net of allowance	27,334	31,181
Prepaid expenses and other current assets	14,876	11,884

Total current assets	74,299	65,824
Property and equipment, net	13,383	12,086
Operating lease right-of-use asset	14,900	16,912
Intangible assets, net	12,903	13,875
Goodwill	60,902	60,902
Other assets	2,984	3,268

Total assets	$179,371	$172,867

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,428	$9,917
Accrued expenses	19,661	20,925
Operating lease liability	5,875	6,174
Deferred revenue	52,356	49,260

Total current liabilities	90,320	86,276
Operating lease liability, net of current portion	9,953	11,701
Debt	10,000	—
Other liabilities	538	767

Total liabilities	110,811	98,744
Stockholders' equity:
Common stock	39	39
Additional paid-in capital	279,114	276,365
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,244)	(785)
Accumulated deficit	(208,478)	(200,625)

Total stockholders’ equity	68,560	74,123

Total liabilities and stockholders' equity	$179,371	$172,867

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue:
Subscription and support revenue	$44,658	$38,877
Professional services and other revenue	1,995	2,959

Total revenue	46,653	41,836
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,748	14,170
Cost of professional services and other revenue	1,894	2,576

Total cost of revenue	18,642	16,746

Gross profit	28,011	25,090

Operating expenses: (1) (2)
Research and development	8,853	7,394
Sales and marketing	14,174	14,256
General and administrative	6,532	5,261
Merger-related	5,509	2,932

Total operating expenses	35,068	29,843

Loss from operations	(7,057)	(4,753)
Other (expense) income, net	(468)	(55)

Net loss before income taxes	(7,525)	(4,808)
Provision for income taxes	328	175

Net loss	$(7,853)	$(4,983)

Net (loss) income per share—basic and diluted
Basic	$(0.20)	$(0.14)
Diluted	(0.20)	(0.14)

Weighted-average shares—basic and diluted
Basic	38,981	36,677
Diluted	38,981	36,677

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$190	$119
Cost of professional services and other revenue	80	84
Research and development	440	263
Sales and marketing	911	458
General and administrative	997	500

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$495	$255
Sales and marketing	477	161

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net loss	$(7,853)	$(4,983)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,408	1,713
Stock-based compensation	2,618	1,424
Provision for reserves on accounts receivable	275	70
Changes in assets and liabilities:
Accounts receivable	3,607	(2,033)
Prepaid expenses and other current assets	(1,843)	(803)
Other assets	195	92
Accounts payable	2,364	715
Accrued expenses	(2,264)	353
Operating leases	(34)	(68)
Deferred revenue	2,968	3,783

Net cash provided by operating activities	2,441	263

Investing activities
Purchases of property and equipment, net of returns	(720)	(244)
Capitalization of internal-use software costs	(1,973)	(946)

Net cash used in investing activities	(2,693)	(1,190)

Financing activities
Proceeds from exercise of stock options	36	625
Proceeds from debt	10,000	—
Other financing activities	(26)	(58)

Net cash provided by financing activities	10,010	567

Effect of exchange rate changes on cash and cash equivalents	(428)	2

Net increase (decrease) in cash and cash equivalents	9,330	(358)
Cash and cash equivalents at beginning of period	22,759	29,306

Cash and cash equivalents at end of period	$32,089	$28,948

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
GROSS PROFIT:
GAAP gross profit	$28,011	$25,090
Stock-based compensation expense	270	203
Amortization of acquired intangible assets	495	255

Non-GAAP gross profit	$28,776	$25,548

LOSS FROM OPERATIONS:
GAAP loss from operations	$(7,057)	$(4,753)
Stock-based compensation expense	2,618	1,424
Amortization of acquired intangible assets	972	416
Merger-related	5,509	2,932
Restructuring	229	—

Non-GAAP income from operations	$2,271	$19

NET LOSS:
GAAP net loss	$(7,853)	$(4,983)
Stock-based compensation expense	2,618	1,424
Amortization of acquired intangible assets	972	416
Merger-related	5,509	2,932
Restructuring	229	—

Non-GAAP net income (loss)	$1,475	$(211)

GAAP diluted net income (loss) per share	$(0.20)	$(0.14)

Non-GAAP diluted net income (loss) per share	$0.04	$(0.01)

Shares used in computing GAAP diluted net loss per share	38,981	36,677
Shares used in computing Non-GAAP diluted net income (loss) per share	39,449	36,677

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2020	2019
Net loss	$(7,853)	$(4,983)
Other expense, net	468	55
Provision for income taxes	328	175
Depreciation and amortization	2,408	1,713
Stock-based compensation expense	2,618	1,424
Merger-related	5,509	2,932
Restructuring	229	—

Adjusted EBITDA	$3,707	$1,316

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